Exhibit 4.15

Drinks Americas Holdings, Ltd.

October 28, 2008

TO:	___________________________________(“Warrant Holder”)
(“Warrant Holder”)

Re:	Warrant Re-pricing

Dear Warrant Holder:

Drinks Americas Holdings, Ltd (the "Company") has issued to you ("Warrant Holder") warrants to purchase shares of the Company's common stock (the Warrants"). The Company hereby agrees that for a period commencing on the date of this letter and ending on November 3, 2008(the "Deadline"), the exercise price under the Warrant Agreement shall be lowered to a price equal to $0.20. As partial consideration for the Warrant Re-pricing, during the period from the Deadline until February 28, 2009, in the event that the Company’s stock trades for $1.50 or higher (subject to adjustments for forward and reverse stock splits, recapitalizations, stock dividends, and the like after the date hereof) for ten (10) consecutive trading days then the exercise price reverts to the original exercise price under the Warrants ($.__ per share of common stock) and the Warrant Holder shall pay the Company the difference ($.__ per share). This warrant re-pricing offer is being made to the Warrant Holder.

The re-pricing is subject to the following conditions:

1.
Warrant Holder shall deliver the Warrants to the Company with an executed notice of exercise for the full amount of shares under the Warrants if the Warrant Holder elects to participate in this re-pricing (see the attached Exercise Procedures).

2.	Warrant Holder shall not be entitled to exercise the Warrant on a cashless basis as may be provided in the Warrant Agreement.

4.	Warrant Holder waives all ratcheting and anti-dilution provisions included in any agreements previously entered into between the Warrant Holder and the Company

5.
In the event that the Warrants have not been exercised in full on the above terms by the Deadline, this offer shall terminate and any further rights under the Warrants shall continue as they are set forth in the Warrant Agreement, including the stated exercise price.

Warrant Holder acknowledges that by executing this letter they are obligating themselves to exercise the Warrants.

If you agree to participate in this warrant re-pricing program according to the terms provided above, you must execute the additional copy of this letter and return it in the enclosed envelope by no later than four (4)days from the date of this letter. If a signed letter is not received by that date you will be deemed to have rejected this offer.

Very truly yours,

DRINKS AMERICAS HOLDINGS, LTD.

By:
J. Patrick Jenny
Chief Executive Officer

WARRANT HOLDER ACCEPTANCE

I agree to participate in the warrant
repricing program on the above terms.

Warrant Holder (exact name as indicated on warrant):

By:

Print Name:

Procedure for Participating in Warrant Re-pricing Program

1.	Warrant Holder signs re-pricing letter.

2.	Warrant Holder faxes application and mails original to the following:

Jeffrey Daub
c/o Drinks Americas Holdings, Ltd
372 Danbury Road
Wilton, CT 06897
Fax: (203) 762-8992

4.	Warrant Holder completes Exhibit A, "Notice of Exercise" attached hereto as to the number of shares to be included in the program.

5.
Warrant Holder sends original warrant and signed original of Exhibit A to Drinks Americas Holdings, Ltd. accompanied by payment in full, in lawful money of the United States, of the exercise price payable in respect of the number of shares purchased upon exercise. Warrant Holder may wire payment as follows:

Drinks Americas Inc
Bank Name:
Banks’s Address:
ABA#:
Account#:

For further information regarding exercising warrants during the warrant call, please contact Drink’s Chief Financial Officer, Jeffrey Daub, at 203-762-7000 x20.

EXHIBIT A
NOTICE OF EXERCISE FORM

NOTICE OF EXERCISE

TO:	DRINKS AMERICAS HOLDINGS, LTD.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full.

(2) Payment shall take the form of lawful money of the United States:

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:
_______________________________

The Warrant Shares shall be delivered to:

Name of Investing Entity: _____________________
Address: _____________________
 _____________________
        _____________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF WARRANT HOLDER]

Name of Investing Entity: ________________________________________________________________________
Signature of Authorized Signatory of Investing Entity: _________________________________________________
Name of Authorized Signatory: ___________________________________________________________________
Title of Authorized Signatory: ____________________________________________________________________
Date: ________________________________________________________________________________________